NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

IMMEDIATE RELEASE

Gryphon Gold to Discuss Joint Venture Agreement with Waterton on Third Quarter Fiscal Year 2013 Conference Call

CARSON CITY, NV, February 13, 2013 -- Gryphon Gold Corp. (TSX: GGN / OTCQB: GYPH), a company focused on its joint venture interest in the gold Borealis Oxide Heap Leach Project in Nevada (the “Borealis Property”), announced today that it will address its recently announced joint venture agreement with Waterton Global Value L.P during the scheduled third quarter fiscal year 2013 financial results call and webcast.

Fiscal 2013 Third Quarter Conference Call

Friday, February 15, 2013

1:00 p.m. Eastern Time

Phone: (201) 689-8560

Internet Webcast: www.gryphongold.com

A telephonic replay will be available from 4:00 p.m. Eastern Time the day of the teleconference until Friday, February 22, 2013. To listen to a replay of the call, dial (858) 384-5517 and enter replay pin number 407895. Alternatively, the archive of the webcast will be available on the Company’s website at www.gryphongold.com. A transcript will also be posted to the Company’s website, once available.

ABOUT GRYPHON GOLD:

Gryphon Gold holds a 40% joint venture interest in the gold producing Borealis Property, which is located in Nevada’s Walker Lane Gold Belt. The Company and its joint venture partner Waterton Global Value L.P. are expanding the Borealis Property production capacity and advancing the development of the oxide heap leachable gold and silver historically identified that includes both preprocessed and unprocessed ore. Gryphon Gold also plans to further expand and develop the significant sulphide resource available through exploration, metallurgical design and sulphide project permitting and development. The Borealis Property contains unpatented mining claims (including claims leased to the Company’s wholly owned subsidiary) of approximately 20 acres each, totaling about 15,020 acres, which has successful past production.

Gryphon Gold routinely posts news and other important information on its website: www.gryphongold.com.

For more information contact:

Company	Investor Relations

James T. O’Neil Jr.	Deborah K. Pawlowski
CEO and Interim CFO	Kei Advisors LLC
Phone: (775) 883-1456	Phone: (716) 843-3908
Email: joneil@gryphongold.com	Email: dpawlowski@keiadvisors.com

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